Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 30, 2005 (including amendments thereto) with respect to the common stock of Triple Crown Media, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: January 18, 2006	/s/ J. Mack Robinson
J. Mack Robinson

/s/ Harriett J. Robinson
Harriett J. Robinson

/s/ Harriett J. Robinson, as trustee
Harriett J. Robinson as trustee for children

DELTA FIRE AND CASUALTY INSURANCE

By:	/s/ J. Mack Robinson
Name: J. Mack Robinson Title: President

DELTA LIFE INSURANCE

By:	/s/ J. Mack Robinson
Name: J. Mack Robinson Title: President

BANKERS FIDELITY LIFE INS. CO.

By:	/s/ Hilton H. Howell
Name: Hilton H. Howell Title: Vice Chairman

GEORGIA CASUALTY & SURETY CO.

By:	/s/ Hilton H. Howell
Name: Hilton H. Howell Title: President

ASSOCIATION CASUALTY INS. CO.

By:	/s/ Hilton H. Howell
Name: Hilton H. Howell Title: Chairman

AMERICAN SOUTHERN INS. CO.

By:	/s/ Hilton H. Howell
Name: Hilton H. Howell Title: Director

GULF CAPITAL SERVICES, LTD.

By:	/s/ J. Mack Robinson
Name: J. Mack Robinson Title: President

JMR FOUNDATION

By:	/s/ J. Mack Robinson
Name: J. Mack Robinson Title: Trustee